Exhibit 10.29
FOURTEENTH AMENDMENT TO THE
DYNEGY INC. RETIREMENT PLAN
WHEREAS, Dynegy Inc., a Delaware corporation (“Dynegy”), maintains the Dynegy Inc. Retirement Plan (the “Plan”) for the benefit of the eligible employees of certain participating companies;
WHEREAS, the Dynegy Inc. Benefit Plans Committee has designated Dynegy Northeast Generation, Inc. as an “Employer” under Appendix D to the Plan solely for the provision of benefits as described below; and
WHEREAS, Dynegy and its delegates are authorized and empowered to amend the Plan pursuant to Section 15.1 of the Plan.
NOW, THEREFORE, BE IT RESOLVED that the Plan shall be, and hereby is, amended as follows, effective April 3, 2008:
I.
The second sentence of Subsection D-3 of Appendix D to the Plan is amended in its entirety to provide as follows:
“For purposes of this Appendix D, the term ‘Employer’ means Sithe Energies, Inc.; Sithe Energies Power Services, Inc.; Calcasieu Power, LLC; Dynegy Marketing and Trade; Dynegy Energy Services, Inc., Dynegy Power Corp., Dynegy Operating Company, and solely for the purpose of providing benefits under this Appendix D to Eligible Employees who are hired by Dynegy Northeast Generation, Inc. on or after April 3, 2008 and who are covered by that certain Memorandum of Agreement between Dynegy Northeast Generation, Inc. and Local Union 32) of the International Brotherhood of Electrical Workers, dated March 26, 2008 as ratified on April 3, 2008 (“Newly-Hired DNE Represented Employees”), Dynegy Northeast Generation, Inc.”
II.
The following sentence is added to the end of Subsection D-4 of Appendix D to the Plan to provide as follows:
“In addition, notwithstanding any provision in the Plan to the contrary, no individual employed by Dynegy Northeast Generation, Inc., other than a Newly-Hired DNE Represented Employee, shall be an ‘Eligible Participant’.”

III.
Except as amended herein, the provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned has caused this Fourteenth Amendment to the Plan to be executed on the date indicated below, to be effective as provided above.

DYNEGY INC., a Delaware corporation

By:	/s/ Julius Cox Julius Cox, Chairman of the Dynegy Inc.
Benefits Plan Committee
Date: April 28, 2008

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